SCHEDULE I

CERTIFICATE OF AUTHORIZED PERSONS

(The Fund – Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting Secretary of each fund listed on Exhibit A (the “Fund”), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund’s Articles of Incorporation/Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Fund and Custodian dated April 26, 2001, and that the signatures appearing opposite their names are true and correct:

Damon Chan	Credit Analyst, Credit & Research, Reich & Tang Asset Management, LLC (“RTAM”)	/s/ Damon Chan
Name	Title	Signature

Chris Economikos	Vice President, Credit & Research, RTAM	/s/ Chris Economikos
Name	Title	Signature

Seth Frimere	Vice President, Trading, RTAM	/s/ Seth Frimere
Name	Title	Signature

John Gordon	Junior Trader, RTAM	/s/ John Gordon
Name	Title	Signature

Joseph Jerkovich	Senior Vice President, Chief Financial Officer, RTAM	/s/ Joseph Jerkovich
Signature

Tom Nelson	Senior Vice President, Chief Investment Officer, RTAM	/s/ Tom Nelson
Name	Title	Signature

Mark O’Connor	Senior Credit Analyst, RTAM	/s/ Mark O’Connor
Name	Title	Signature

Robert Rickard	Senior Vice President, Trading, RTAM	/s/ Robert Rickard
Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

By:	/s/ Christine Manna
Christine Manna
Secretary
Date: December 12, 2013